UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 19, 2009

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On November 19, 2009, Dyax Corp. entered into separate agreements with three wholly-owned subsidiaries of AmerisourceBergen Specialty Group, Inc. (ABSG) to establish an exclusive distribution network and provide comprehensive call center services to support commercialization of Dyax's lead product KALBITOR® (ecallantide) if approved by the U.S. Food and Drug Administration (FDA).  KALBITOR, which is currently under review by the FDA for the treatment of acute attacks of hereditary angioedema, has a Prescription Drug User Fee Act (PDUFA) action date of December 1, 2009.

The ABSG agreements consist of:

  an agreement between Dyax and US Bioservices Corporation (US Bio), under which US Bio will serve as Dyax's exclusive specialty pharmacy for KALBITOR in the United States, and will also provide comprehensive call center support services for patients and healthcare providers seeking information and access to KALBITOR;
  an agreement between Dyax and ASD Specialty Healthcare Inc. (ASD), under which ASD will serve as Dyax's exclusive wholesale distributor for KALBITOR in the United States; and
  an agreement between Dyax and Integrated Commercialization Solutions, Inc. (ICS), under which ICS will provide warehousing, inventory management and other logistical services in connection with the distribution of KALBITOR throughout the United States.

All three agreements have an initial term of three years, although each contains customary termination provisions and may be terminated by Dyax for any reason upon six months prior written notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	November 24, 2009	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President Corporate Development
and General Counsel

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